Exhibit 99.1



                                    ANNEX A-2
                                    ---------

                 SCHEDULE OF INVESTORS AND SUBSCRIPTION DEPOSIT

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


---------------------------------------------- -------------------------- ------------------ --------------------------
                                                   Number of Shares            Number          Subscription
                    Name                            Subscribed for               of              Deposit
                    ----                           --------------              Warrants           -------
                                                                               --------

---------------------------------------------- -------------------------- ------------------ --------------------------
Kenneth S. Abramowitz Grantor Trust                     303,030                151,515              $100,000.00

---------------------------------------------- -------------------------- ------------------ --------------------------
Anders Larson                                           500,076                250,038              $165,025.33

---------------------------------------------- -------------------------- ------------------ --------------------------
Enable Opportunity Partners LP                          227,272                113,636              $75,000.00

---------------------------------------------- -------------------------- ------------------ --------------------------
Donald S. Kaplan                                        909,090                454,545              $300,000.00

---------------------------------------------- -------------------------- ------------------ --------------------------
Thomas W. Poehls & Donna M. Poehls                      30,000                 15,000                $9,900.00

---------------------------------------------- -------------------------- ------------------ --------------------------
Daniel Burstein                                         200,000                100,000              $66,000.00

---------------------------------------------- -------------------------- ------------------ --------------------------
Nite Capital L.P.                                       310,000                155,000              $102,300.00

---------------------------------------------- -------------------------- ------------------ --------------------------
Sunrise Equity Partners, L.P.                           909,090                454,545              $300,000.00

---------------------------------------------- -------------------------- ------------------ --------------------------
Gryphon Master Fund, L.P.                              2,121,212              1,060,606             $699,999.96

---------------------------------------------- -------------------------- ------------------ --------------------------
GSSF Master Fund, LP                                    909,091                454,545              $300,000.03

---------------------------------------------- -------------------------- ------------------ --------------------------
Don Saunders                                            500,000                250,000              $165,000.00

---------------------------------------------- -------------------------- ------------------ --------------------------
Hare & Co.                                             3,909,090              1,954,545            $1,290,000.00

---------------------------------------------- -------------------------- ------------------ --------------------------


---------------------------------------------- -------------------------- ------------------ --------------------------
TOTAL                                                 10,827,955              5,413,977            $3,573,225.32
-----

---------------------------------------------- -------------------------- ------------------ --------------------------